EXHIBIT 99.1

Escalade Reports Third Quarter 2026 Results

EVANSVILLE, IN, October 29, 2026 – Escalade, Inc. (NASDAQ: ESCA, or the “Company”), a leading manufacturer and distributor of sporting goods and indoor/outdoor recreational equipment, today announced results for the third quarter 2026.

THIRD QUARTER 2026 HIGHLIGHTS

(As compared to the third quarter 2025)

●	Net sales decreased 3.2% to $65.6 million
●	Gross margin improved 123 basis points to 29.4%
●	Operating income of $8.7 million compared to $7.3 million
●	Net income of $6.7 million, or $0.48 earnings per diluted share, compared to $5.6 million, or $0.40 earnings per diluted share
●	EBITDA of $10.0 million compared to $8.6 million
●	Pre-tax income includes tariff recoveries of $1.7 million
●	Cash provided by operations of $14.9 million compared to cash used of $1.0 million

For the three months ended September 30, 2026, Escalade posted net sales of $65.6 million, net income of $6.7 million and diluted earnings per share of $0.48.

Total net sales decreased 3.2% on a year-over-year basis in the third quarter, primarily driven by lower sales in our basketball, indoor games and table tennis categories against a prior-year period that reflected tariff-related order timing. These decreases were partially offset by increases in our archery category, including strong vertical bow demand and the incremental contribution from our September 2025 acquisition of Gold Tip, as well as increased demand in the safety and outdoor games categories.

Escalade reported third quarter gross margin of 29.4%, an increase of 123 basis points versus the prior-year period, primarily driven by better absorption and a favorable customer and sales mix.

Net income for the third quarter of 2026 was $6.7 million, or $0.48 diluted earnings per share, compared to net income of $5.6 million, or $0.40 diluted earnings per share, for the same quarter in 2025.

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) was $10.0 million in the third quarter of 2026, an increase of $1.4 million versus $8.6 million in the prior-year period. Third quarter 2026 EBITDA included a $1.6 million benefit from the recovery of tariff costs incurred in prior periods.

During the third quarter of 2026, the Company generated $14.9 million in cash flow from operations, compared to cash used of $1.0 million in the prior-year period.

Total debt at the end of the quarter was $13.1 million, down from $20.2 million at the end of the third quarter last year, and $18.5 million at the end of 2025.

Total cash and equivalents as of September 30, 2026 was $24.5 million, while availability on the senior secured revolving credit facility maturing in 2027 was $60.0 million.

Escalade announced a quarterly dividend of $0.1525 per share to be paid to all shareholders of record on January 4, 2027 and payable on January 11, 2027.

MANAGEMENT COMMENTARY

“Our third quarter results demonstrated the resilience of our more efficient operating model, with gross margin expanding 123 basis points year-over-year to 29.4% and strong cash flow from operations,” stated Patrick J. Griffin, President and Chief Executive Officer of Escalade. “Consumer demand across our portfolio remained reasonably stable despite deteriorating consumer sentiment. Continued strength in archery, including robust demand for our vertical bows and the incremental contribution from Gold Tip, which we acquired in September 2025, as well as growth in our safety and outdoor games categories drove demand. Reported net sales were unfavorably impacted by comparisons to the third quarter of last year, when tariff-related dynamics shifted the timing of larger customer orders from the second quarter into the third quarter, and by our strategic exit from certain lower-margin product lines.”

“Gross margin improvement reflected a favorable sales mix and improved fixed-cost absorption resulting from the acquisitions we completed during 2025, which offset higher freight and material related costs incurred during the quarter,” continued Griffin. “Through the first nine months of 2026, we expanded gross margin by more than 210 basis points compared with the same period in 2025. The operational improvements we have made, together with our continued discipline in cost controls and inventory management, have established a margin structure that we believe is sustainable through the cycle.”

“As we enter the holiday season, we are working closely with our retail partners to highlight our brands with exciting promotions designed to fuel consumer demand and accelerate sell-through,” Griffin added. “We expect inflationary pressures and higher interest rates, as well as broader economic and geopolitical uncertainty, to continue to weigh on consumer spending for discretionary goods. Looking ahead to 2027, we believe our steady cadence of new product launches and a full year of contribution from our recent acquisition will position the business to take market share and generate sales growth, even as consumer headwinds persist.”

“Our improved gross margin and strong cash flow enabled us to further strengthen our balance sheet during the third quarter,” concluded Griffin. “We continued to prioritize debt repayment, reducing total debt to $13.1 million from $20.2 million a year ago, while increasing cash to $24.5 million and ending the quarter in a net cash position with full availability on our revolving credit facility. Maintaining a strong balance sheet remains a cornerstone of our capital allocation strategy and provides the financial flexibility to pursue acquisitions that broaden and strengthen our business, as demonstrated by our recent acquisition of ASL Solutions. We remain focused on disciplined capital deployment, with the goal of driving profitable growth through the cycle and creating long-term shareholder value.”

CONFERENCE CALL

A conference call will be held Thursday, October 29, 2026, at 11:00 a.m. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Escalade’s website at www.escaladeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	1-833-890-3250
International Live:	1-412-206-6441

To listen to a replay of the teleconference, which subsequently will be available through November 12, 2026:

Domestic Replay:	1-844-512-2921
International Replay:	1-412-317-6671
Conference ID:	10212008

USE OF NON-GAAP FINANCIAL MEASURES

In addition to disclosing financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”), this release contains the non-GAAP financial measure known as “EBITDA.” A reconciliation of this non-GAAP financial measure is contained at the end of this press release. EBITDA is a non-GAAP financial measure that Escalade uses to facilitate comparisons of operating performance across periods. Escalade believes the disclosure of EBITDA provides useful information to investors regarding its financial condition and results of operations. Non-GAAP measures should be viewed as a supplement to and not a substitute for the Company’s U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated. Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of the Company’s results as reported under U.S. GAAP and should be evaluated only on a supplementary basis.

ABOUT ESCALADE

Founded in 1922, and headquartered in Evansville, Indiana, Escalade® designs, manufactures, and sells sporting goods, safety, fitness, pet, and indoor/outdoor recreation equipment. Our mission is to connect family and friends, create lasting memories, and play life to the fullest. Leaders in our respective categories, Escalade's distinct and acclaimed brands include Goalrilla™ in-ground basketball hoops; STIGA® tennis tables and accessories; Bear Archery® and archery equipment; Brunswick Billiards® tables and accessories; Accudart® darting; ONIX® pickleball; Lifeline® fitness products; and RAVE Sports® water recreation products. Escalade's products are available online and through leading retailers nationwide. For more information about Escalade's diverse and prominent brand portfolio, history, financials, and governance, please visit www.escaladeinc.com.

INVESTOR RELATIONS CONTACT

Wesley Smith

Vice President, Financial Reporting & Investor Relations

812-467-1334

FORWARD-LOOKING STATEMENTS

This report contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 3b-6 promulgated thereunder. All statements, other than statements of historical fact, are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. These risks include, but are not limited to: Escalade’s ability to achieve its business objectives; Escalade’s plans and expectations surrounding the transition to its new Chief Executive Officer and all potential related effects and consequences; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs, a potential trade war with China and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; our international operations, including any related to political uncertainty and geopolitical tensions; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; Escalade’s ability to protect its intellectual property; Escalade’s ability to develop and implement our own direct to consumer e-commerce distribution channel; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, terrorist attacks, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; the evaluation and implementation of remediation efforts designed and implemented to enhance the Company’s control environment; the potential identification of one or more additional material weaknesses in the Company’s internal control of which the Company is not currently aware or that have not yet been detected; Escalade’s ability to control costs, including managing inventory levels; general economic conditions, including inflationary pressures; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; continued listing of the Company’s common stock on the NASDAQ Global Market; the Company’s inclusion or exclusion from certain market indices; Escalade’s ability to obtain financing, to maintain compliance with the terms of such financing and to manage debt levels; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; the potential impact of actual or perceived defects in, or safety of, our products, including any impact of product recalls or legal or regulatory claims, proceedings or investigations involving our products; risks related to data security of privacy breaches; the potential impact of regulatory claims, proceedings or investigations involving our products; Escalade’s use of estimates in its financial reporting as well as in its forward looking statements; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Escalade, Incorporated and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
All Amounts in Thousands Except Per Share Data	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Net Sales	$65,608	$67,786	$179,095	$177,598

Costs and Expenses
Cost of products sold	46,350	48,720	127,574	130,305
Selling, administrative and general expenses	11,602	11,198	34,811	32,018
Amortization	583	567	1,743	1,701
Tariff recovery	(1,594)	--	(11,469)	--

Operating Income	8,667	7,301	26,436	13,574

Other Income (Expense)
Interest expense	(165)	(204)	(529)	(661)
Interest income	209	--	709	--
Other income	1	21	32	103

Income Before Income Taxes	8,712	7,118	26,648	13,016

Provision for Income Taxes	1,979	1,564	6,103	3,018

Net Income	$6,733	$5,554	$20,545	$9,998

Earnings Per Share Data:
Basic earnings per share	$0.49	$0.40	$1.49	$0.73
Diluted earnings per share	$0.48	$0.40	$1.48	$0.72

Dividends declared	$0.1525	$0.1500	$0.4550	$0.4500

Consolidated Balance Sheets

(Unaudited)

All Amounts in Thousands Except Share Information	September 30, 2026	December 31, 2025	September 30, 2025
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$24,530	$11,878	$3,509
Receivables, less allowance of $1,282; $1,226; and $957; respectively	47,580	46,315	52,756
Inventories	77,757	68,474	80,662
Prepaid expenses	5,300	3,351	4,350
Prepaid income tax	--	557	--
Other current assets	78	--	--
TOTAL CURRENT ASSETS	155,245	130,575	141,277

Property, plant and equipment, net	23,061	22,355	21,716
Operating lease right-of-use assets	1,095	1,276	1,347
Intangible assets, net	24,440	25,445	25,636
Goodwill	42,326	42,326	42,326
Other assets	25	132	158
TOTAL ASSETS	$246,192	$222,109	$232,460

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$13,095	$7,143	$7,143
Trade accounts payable	21,880	9,150	21,119
Accrued liabilities	15,059	13,680	12,923
Income tax payable	1,004	--	1,169
Current operating lease liabilities	610	510	496
TOTAL CURRENT LIABILITIES	51,648	30,483	42,850

Other Liabilities:
Long‑term debt	--	11,309	13,095
Deferred income tax liability	6,303	6,303	3,302
Operating lease liabilities	505	798	886
TOTAL LIABILITIES	58,456	48,893	60,133

Stockholders' Equity:
Preferred stock:
Authorized 1,000,000 shares; no par value, none issued	--	--	--
Common stock:
Authorized 30,000,000 shares; no par value, issued and outstanding – 13,766,074; 13,696,311; and 13,803,745; shares respectively	3,247	3,013	3,757
Retained earnings	184,489	170,203	168,570
TOTAL STOCKHOLDERS' EQUITY	187,736	173,216	172,327
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$246,192	$222,109	$232,460

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
All Amounts in Thousands	September 30, 2026	September 30, 2025

Operating Activities:
Net income	$20,545	$9,998
Depreciation and amortization	3,808	3,767
Allowance for credit losses	426	630
Stock-based compensation	1,353	1,468
Loss on disposal of assets	--	7
Common stock issued in lieu of bonus to officers	162	124
Director stock compensation	--	118
Changes in assets and liabilities	3,441	6
Net cash provided by operating activities	29,735	16,118

Investing Activities:
Purchase of property and equipment	(2,245)	(1,267)
Acquisitions	(1,941)	(1,800)
Net cash used in investing activities	(4,186)	(3,067)

Financing Activities:
Proceeds from issuance of long-term debt	1,566	25,061
Payments on long-term debt	(6,923)	(30,419)
Cash dividends paid	(6,259)	(6,207)
Purchase of stock	(1,281)	(2,171)
Net cash used in financing activities	(12,897)	(13,736)
Net increase (decrease) in cash and cash equivalents	12,652	(685)
Cash and cash equivalents, beginning of period	11,878	4,194
Cash and cash equivalents, end of period	$24,530	$3,509

Supplemental Cash Flows Information
Interest paid	$452	$627
Income taxes paid, net	$4,543	$1,682

Reconciliation of GAAP Net Income to Non-GAAP EBITDA

(Unaudited)

	Three Months Ended		Nine Months Ended
All Amounts in Thousands	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Net Income (GAAP)	$6,733	$5,554	$20,545	$9,998

Interest expense	165	204	529	661
Interest income	(209)	--	(709)	--
Income tax expense	1,979	1,564	6,103	3,018
Depreciation and amortization	1,305	1,266	3,808	3,767

EBITDA (Non-GAAP)	$9,973	$8,588	$30,276	$17,444